Exhibit 99.1

Investor Relations Contacts:

Keith Terreri, Vice President - Finance & Treasurer

Jim Mathias, Director - Investor Relations

214-570-4641

investor_relations@metropcs.com

MetroPCS Wireless, Inc. Launches Incremental Term Loan Financing

DALLAS (May 2, 2011) – MetroPCS Communications, Inc. (NYSE: PCS) announced today that MetroPCS Wireless, Inc., an indirect wholly-owned subsidiary (“Wireless”), launched a $0.6 billion incremental term loan to its existing $2.1 billion senior secured credit facilities. Wireless will use the proceeds to repay all of its existing outstanding Tranche B-1 term loans due 2013 under the senior secured credit facilities and will use the remainder of the proceeds for general corporate purposes, including opportunistic spectrum acquisitions. The transaction is expected to close in mid-May of 2011, subject to market and other customary conditions.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat-rate with no annual contract. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their services in areas throughout the United States covering a population of over 280 million people. As of December 31, 2010, MetroPCS had over 8.1 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements

This news release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs, opinions and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning the expected closing date of the expansion of our senior secured credit facility, and possible or assumed future results of operations, and statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, outcomes of litigation and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “will,” “forecast,” and other similar expressions.

These forward-looking statements, are based on reasonable assumptions at the time they are made, including our current expectations, plans, beliefs, opinions and assumptions in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. Forward-looking statements are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	the highly competitive nature of our industry;
•	our ability to manage our rapid growth, achieve planned growth, manage churn rates, and maintain our cost structure;
•	our and our competitors’ current and planned promotions, marketing and sales initiatives and our ability to respond and support them;
•	our ability to negotiate and maintain acceptable agreements with our suppliers and vendors, including roaming arrangements;
•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;
•	increases or changes in taxes and regulatory fees;
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the rapid technological changes in our industry, our ability to adapt and respond to such technological changes, our ability to deploy new technologies, such as long term evolution, or 4G LTE, in our networks and successfully offer new services using such new technology;

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our ability to meet the demands and expectations of our customers, secure the products, services, applications, content and network infrastructure equipment we need or which our customers or potential customers demand and to maintain adequate customer care;

•	our ability to secure spectrum, or secure it at acceptable prices, when we need it;
•	our ability to manage our networks to deliver the services our customers expect and to maintain and increase capacity of our networks and business systems to satisfy the demands of our customers;
•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;
•	our capital structure, including our indebtedness amounts and the limitations imposed by the covenants in our indebtedness and maintain our financial and disclosure controls and procedures;
•	our inability to attract and retain key members of management and train personnel;
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our reliance on third parties to provide distribution, products, software and services that are integral to our business and the ability of our suppliers to perform, develop and timely provide us with technological developments, products and services we need to remain competitive;

•	governmental regulation affecting our services and the costs of compliance and our failure to comply with such regulations; and
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other factors described or referenced from time to time in our annual report on Form 10-K, for the year ended December 31, 2010, as well as subsequent quarterly reports on Form 10-Q, or current reports on Form 8-K, all of which are on file with the SEC and may be obtained free of charge through the SEC’s website http://www.sec.gov, from the Company’s website at www.metropcs.com under the investor relations tab, or from the Company by contacting the Investor Relations department.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements, which are based on current assumptions and expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement to reflect events after the date of this release, except as required by law. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.